Exhibit 23.2

               CONSENT OF ARTHUR ANDERSEN, INDEPENDENT ACCOUNTANTS
               ---------------------------------------------------



The Board of Directors
A2000 Holding N.V.


We consent to the incorporation by reference in the:

registration statement (No. 33 - 81876) on Form S-8;
registration statement (No. 33 - 87326) on Form S-3;
registration statement (No. 333 - 00226) on Form S-8;
registration statement (No. 333 - 68641) on Form S-8; and registration statement (No. 333 - 71963) on Form S-8 of United International Holdings, Inc. (d/b/a UnitedGlobalCom) of our report dated March 9, 1999, with respect to the consolidated balance sheets of A2000 N.V. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Form 8-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom) dated June 28, 1999.

                           ARTHUR ANDERSEN

Amstelveen, The Netherlands
June 28, 1999